As filed with the Securities and Exchange Commission on November 6, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S–1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mavenir Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3576	61-1489105
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Mavenir Systems, Inc.

1700 International Place, Suite 200, Richardson, TX 75081

(469) 916-4393

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Pardeep Kohli

President and Chief Executive Officer

Mavenir Systems, Inc.

1700 International Place, Suite 200, Richardson, TX 75081

(469) 916-4393

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan Bickerstaff	Sam Garrett	Richard D. Truesdell, Jr.
Ted Gilman	General Counsel and Secretary	Davis Polk & Wardwell LLP
Andrews Kurth LLP	Mavenir Systems, Inc.	450 Lexington Avenue
111 Congress, Suite 1700	1700 International Place, Suite 200	New York, New York 10017
Austin, TX 78701	Richardson, TX 75081	(212) 450-4000
(512) 320-9200	(469) 916-4393

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒   File No. 333-191563

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one)

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common stock, $0.001 par value per share	650,000	$10.00	$6,500,000	$838

(1)	Represents only the additional number of shares being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-191563).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the initial public offering price. The Registrant previously registered securities at an aggregate offering price not to exceed $93,840,000 on a Registration Statement on Form S-1 (File No. 333-191563), which was declared effective by the Securities and Exchange Commission on November 5, 2013. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $6,500,000 is hereby registered.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Mavenir Systems, Inc. is filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-191563), which we originally filed on October 4, 2013, as amended, or the Registration Statement, and which the SEC declared effective on November 5, 2013.

We are filing this registration statement for the sole purpose of increasing by 650,000 shares the number of shares of our common stock to be registered for issuance and sale. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The information set forth in the Registration Statement is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Mavenir Systems, Inc. has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on the 6th day of November, 2013.

Mavenir Systems, Inc.

By:	/s/ Pardeep Kohli
Pardeep Kohli President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the 6th day of November, 2013.

Signature	Title

/s/ Pardeep Kohli Pardeep Kohli	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Terry Hungle Terry Hungle	Chief Financial Officer (Principal Financial Officer)

/s/ David Lunday David Lunday	Controller (Principal Accounting Officer)

* Benjamin L. Scott	Chairman of the Board

* Ammar H. Hanafi	Director

* Jeffrey P. McCarthy	Director

* Vivek Mehra	Director

* Hubert de Pesquidoux	Director

* Venu Shamapant	Director

*By:	/s/ Terry Hungle
Terry Hungle Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Table

5.1	Opinion of Andrews Kurth LLP.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Andrews Kurth LLP (included Exhibit 5.1).

24.1*	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 (File No. 333-191563) filed October 4, 2013, as amended).